SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported): September 27, 2001


                                   0001067447
                             Commission File Number


                           THE DERBY CYCLE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                       31-1038896
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                          No.)


                           The Derby Cycle Corporation
                      300 First Stamford Place (5th Floor)
                        Stamford, Connecticut 06902-6765
          (Address of principal executive offices, including zip code)

                            Telephone: (203) 961-1666
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

On September 27, 2001, The Derby Cycle Corporation (the "Company") and Lyon Investments B.V. ("Lyon" and, together with the Company, the "Issuers") completed their previously announced offer to purchase (the "USD Offer") a portion of their 10% Senior Notes Due 2008 (the "USD Notes"). On the same date, Lyon also completed its previously announced offer to purchase, on behalf of the Issuers (the "DM Offer"), a portion of the Issuers' 9-3/8% Senior Notes Due 2008 (the "DM Notes").

Pursuant to the terms of the USD Offer, the Issuers' have purchased U.S.$14,171,000 principal amount of USD Notes for a purchase price equal to 100% of the principal amount thereof plus accrued interest. Pursuant to the terms of the DM Offer, Lyon has purchased DM15,318,000 of DM Notes for a purchase price equal to 100% of the principal amount thereof plus accrued interest. As a result of the purchases, the aggregate principal amount of the USD Notes that remain outstanding is U.S.$85,829,000 and the aggregate principal amount of the DM Notes that remain outstanding is DM94,682,000.

CERTAIN STATEMENTS ABOUT THE ISSUERS' FUTURE PERFORMANCES INCLUDED IN THIS FORM 8-K ARE FORWARD LOOKING STATEMENTS SUBJECT TO THE SAFE HARBOR CREATED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT CAUTIONS THAT THE ISSUERS' PERFORMANCES ARE HIGHLY DEPENDENT UPON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHER THINGS, CYCLES OF CUSTOMER ORDERS, SHIPMENTS OF COMPONENTS FROM FOREIGN SUPPLIERS, CHANGING CONSUMER TRENDS AND CURRENCY FLUCTUATIONS.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   THE DERBY CYCLE CORPORATION


                                   By:  /s/ Simon J. Goddard
                                        ---------------------------------------
                                        Name:   Simon J. Goddard
                                        Title:  Vice President and
                                                Corporate Controller

Dated:  October 2, 2001